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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 10, 2002
                                 Date of Report

                             JAVO BEVERAGE COMPANY, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-26897                48-1264292
-------------------------------         --------            --------------------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

 1311 SPECIALTY DRIVE, VISTA, CA                                   92083
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (760) 560-5286 ext. 102
                                                   -----------------------

                    La Jolla Fresh Squeezed Coffee Co., Inc.
                           9060 Activity Road, Suite A
                               San Diego, CA 92126
                        --------------------------------
                        (Former Name and Former Address)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The Company is planning a private financing transaction that could infuse up to $3,750,000 in capital into the Company. This transaction is a private offering of common stock for cash. Issued and outstanding stock would be contributed to the Company's treasury by five members of the Company's management who have agreed to each contribute shares of the Company's common stock for the purposes of this transaction. Management would not receive any compensation in exchange for shares they contribute and the total number of shares outstanding would not be changed by virtue of this transaction.

The common stock to be sold in that private placement has not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This is not an offer to sell securities.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        JAVO BEVERAGE COMPANY, INC.
Date: December 10, 2002                 (Registrant)

                                        By: /S/ CODY C. ASHWELL
                                            ------------------------------------
                                            Cody C. Ashwell,
                                            Chairman and Chief Executive Officer